EXHIBIT 10.47

MORTGAGE NOTE

$735,000.00	May 29, 2002
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, ELECTRIC CITY CORP., a Delaware corporation, SWITCHBOARD APPARATUS, INC., a Delaware corporation, and GREAT LAKES CONTROLLED ENERGY CORPORATION, a Delaware corporation (collectively, “Borrowers”) hereby promise to pay to the order of AMERICAN CHARTERED BANK, an Illinois banking association (“Bank”), in immediately available funds, on April 30, 2004, or such earlier maturity date as provided for herein, the principal sum of $735,000.00 (the “Loan”), as follows:

ARTICLE I

1.1           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Loan Agreement dated May 15, 2002, by and between Borrowers and Bank, as amended from time to time (the “Loan Agreement”).

1.2           Repayment of Principal and Interest.  Borrowers shall jointly and severally make equal consecutive monthly principal installments of $3,000.00, plus monthly payments of all accrued and unpaid interest.  The monthly principal and interest payments shall be due on the first day of each month (commencing June 1, 2002) until April 1, 2004.  A final payment of all outstanding principal and all accrued and unpaid interest shall be due and payable on April 30, 2004, unless such maturity date is accelerated in accordance with the terms hereof.

1.3           Interest Rate.  Interest on the outstanding principal amount hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year of 360 days at the Mortgage Interest Rate from time to time in effect.

1.4           Prepayment. Borrowers shall be permitted to make prepayment of the indebtedness evidenced by this Note, in whole or in part, from time to time as the Borrowers may desire without penalty or premium.

ARTICLE II

2.1           Security for Payment; Loan Documents. This Note is secured by a certain Mortgage, Assignment of Leases and Rents and Security Agreement securing the property commonly known as 1280 Landmeier Road, Elk Grove Village, Illinois (the “Mortgage”) the Security Agreements and the other Loan Documents.  Reference is hereby made to the Mortgage, Security Agreements and the other Loan Documents, which are incorporated herein by this reference as fully and with the same effect as if set forth herein at length.

2.2           Event of Default.  Any Event of Default under the Loan Agreement or the other Loan Documents shall be deemed an Event of Default under this Note.

2.3           Acceleration of Maturity.  At any time after the occurrence of any Event of Default which is continuing, Bank has the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums evidenced by or secured by the Mortgage or any other of the Loan Documents, at once due and payable to the extent permitted by law; to foreclose the Mortgage and the liens or security interests securing the payment of this Note; and to exercise any and all other rights and remedies available at law or in equity or under the Mortgage or any of the other Loan Documents.

2.4           Remedies.  No delay on the part of the Bank in exercising any right under this Note, the Loan Documents or other undertaking securing or affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other right.

2.5           Default Interest Rate. While any Event of Default exists, interest on the unpaid principal balance of the Loan from time to time will accrue at an annual rate (“Default Rate”) equal to the Interest Rate plus 3.0%, and Borrowers shall pay such interest upon demand, or if no such demand is made, then at the times installments of interest and/or principal are due as provided herein.

2.6           Costs.  Borrowers agrees to pay all costs and expenses of Bank, including reasonable attorneys’ fees and costs incurred by the Bank in enforcing this Note.

ARTICLE III

3.1           Notices.  Any notice, demand, request or other communication which any party may be required or may desire to give will be deemed to have been given if made in accordance with the terms of the Loan Agreement.

3.2           Governing Law.  The validity, enforcement and interpretation of this Note shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law principles, and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  Borrowers hereby irrevocably submit generally and unconditionally for Borrowers and in respect of Borrowers’ property to the jurisdiction of any local court, or any United States federal court, sitting in Cook County, State of Illinois, over any suit, action or proceeding arising out of or relating to this Note or the Loan.  Borrowers hereby irrevocably waive, to the fullest extent permitted by law, any objection that Borrowers may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Nothing herein shall affect the right of Bank to serve process in any manner permitted by law or limit the right of Bank to bring proceedings against Borrowers in any other court or jurisdiction.

3.3           Waivers.  Borrowers waive presentment, protest and notice of dishonor.

3.4           Construction.  The validity and construction of this Note and all matters pertaining thereto are to be determined and construed according to the laws of the State of Illinois, without regard to its conflicts of law principles.  The captions and headings of this Note are for convenience only shall be disregarded in construing it.

3.5           Business Loan.  Borrowers hereby represents that: (a) the proceeds of the Loan will be used for the purposes specified in 815 ILCS 205/4(1)(a) or (c) of the Illinois Compiled Statutes, as amended; (b) the Loan constitutes a “business loan” within the purview of those Sections; and (c) the proceeds of the Loan will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System.

3.6           Severability.  In the event any provision (or any part of any provision) contained in this Note shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

3.7           Usury.  Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Bank that Bank shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Bank ever receives, collects or applies as interest any such excess, such amount which would be excess interest will be deemed a permitted partial prepayment of principal without penalty or premium and treated as such; and if the principal  amount secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrowers.  In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrowers and Bank will, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate and allocate such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law.  Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

3.8           Successors and Permitted Assigns.  This Note shall inure to and bind (i) Borrowers and Borrowers’ successors and permitted assigns, and (ii) Bank and Bank’s successors and assigns.  Without limitation of the foregoing, Borrowers expressly acknowledge that, after the closing of the Loan, Bank may assign and transfer all rights and interests of the Bank hereunder to an assignee to be identified by Bank, and acknowledge and agree that, upon execution and delivery of the assignment in relation thereto, such assignee shall hold all of the rights and interests of Bank hereunder.

3.9           Time of Essence.  Time shall be of the essence as to each and every provision of this Note.

3.10         Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALING OF BORROWERS AND BANK WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND BANK HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BANK OR BORROWERS MAY FILE AN EXECUTED COPY OF THIS NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF BORROWERS AND BANK TO THE WAVER OF ITS RIGHT TO TRIAL BY JURY.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWERS, AND BORROWERS HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY, THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWERS OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered as of the date first stated above.

ELECTRIC CITY CORP.,
a Delaware corporation

By:	/s/ Jeffrey Mistarz
Its:	Chief Financial Officer & Treasurer

SWITCHBOARD APPARATUS, INC.,
a Delaware corporation

By:	/s/ Jeffrey Mistarz
Its:	Vice President

GREAT LAKES CONTROLLED ENERGY CORPORATION, a Delaware corporation

By:	/s/ Jeffrey Mistarz
Its:	Vice President